SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CHOCK FULL O NUTS

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 5/30/97           30,000             5.9250
          GAMCO INVESTORS, INC.
                                 5/30/97           23,000             5.7500
          GAMCO INVESTORS, INC.
                                 5/30/97           69,700             5.7500




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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